Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the first amendment of the Annual Report of Aegis Communications Group, Inc. (the “Company”) on Form 10-K/A for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kannan Ramasamy, President and Chief Executive Officer of the Company, and the person performing the function of Chief Financial Officer, certify, to the best of my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ KANNAN RAMASAMY
Kannan Ramasamy The Person Performing the Function of the Chief Financial Officer

April 28, 2006

Note: This certification accompanies the Report pursuant to Section 906 of the Sarbanes Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes Oxley Act of 2002, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.